AMENDED AND RESTATED CERTIFICATE OF FORMATION

                                       OF

                       CHARTER EQUIPMENT LEASE 1999-1 LLC

1. When the initial Certificate of Formation was originally filed on September 21, 1998, the name of the limited liability company was Charter Equipment Lease 1998-1 LLC.

2. The name of the limited liability company is hereby amended and restated to Charter Equipment Lease 1999-1 LLC.

3. This Amended and Restated Certificate of Formation shall be effective on May 17, 1999.

4. This Amended and Restated Certificate of Formation has been duly executed by the undersigned and is being filed in accordance with Section 18-208 of the Delaware Limited Liability Company Act.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation of Charter Equipment Lease 1999-1 LLC this 17th day of May 1999.

                                   CHARTER FUNDING CORPORATION V


                                   By: /s/ Gary Corr
                                       -------------------------
                                   Name: Gary Corr
                                   Title: President